                           ASSET PURCHASE AGREEMENT
                                    between
                           CONTINENTAL GRAIN COMPANY
                                      AND
                       AMERICAN FOOD SERVICE DISTRIBUTORS

                           Dated September 26, 1997



     THIS AGREEMENT, dated as of September 26, 1997, is between CONTINENTAL GRAIN COMPANY (the "SELLER"), a Delaware corporation and AMERICAN FOOD SERVICE DISTRIBUTORS, (the "BUYER") a(n) California corporation.


                                    RECITALS

     WHEREAS, Seller is engaged in the operation of a commercial meat processing and distribution business in Opa Locka, Florida and Riviera Beach, Florida commonly referred to as Southern Foods (the "PURCHASED BUSINESS").

     WHEREAS, Seller proposes to sell to Buyer, and Buyer proposes to purchase from Seller, certain assets of Seller on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, Seller and Buyer agree as follows:

        1.   Agreement to Sell and Purchase.
             ------------------------------
     On the terms and subject to the conditions of this Agreement, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, on and as of the close of business on the day immediately preceding the Closing Date (as defined in Section 9 hereof), the following property and assets of Seller (the "PURCHASED ASSETS"):

     1.1 The real property of Seller located in or near the Southern Foods facility at 13100 Northwest 38th Avenue, Opa Locka, Florida, 33054, legally described in SCHEDULE 1.1 hereto (the "REAL PROPERTY"), together with all buildings, structures, installations, fixtures and other improvements situated thereon (hereinafter collectively referred to as the "PURCHASED FACILITY");

     1.2 All equipment, machinery, spare machinery and parts, motor vehicles and other rolling stock, tools, accessories, office equipment, furniture and furnishings and other miscellaneous tangible personal property owned by Seller and used at the Purchased Facility and at the Southern

Foods facility located at 1400 West 13th Street, Riviera Beach, Florida, 33419, including without limitation any such assets that have been fully depreciated and accordingly are not reflected in Seller's books and records (hereinafter collectively referred to as the "EQUIPMENT");

     1.3 All merchantable inventory, supplies and the like (hereinafter collectively referred to as the "INVENTORY");

     1.4 All open purchase orders entered into in the ordinary course of business pursuant to which Seller has committed to purchase goods in connection with the Purchased Business (hereinafter collectively referred to as the "OPEN PURCHASE ORDERS");

     1.5 All customer orders entered into in the ordinary course of business pursuant to which Seller has committed to sell goods or inventory (hereinafter collectively referred to as the "OPEN CUSTOMER ORDERS") upon terms and conditions set forth in SCHEDULE 1.5;

     1.6 All rights of Seller under all other contracts, leases, commitments, license and permits (to the extent transferrable), and agreements entered into in the course of the Purchased Business and identified in SCHEDULE 1.6 (hereinafter collectively referred to as the "CONTRACTS AND LEASES") hereto;

     1.7 All current accounts, notes and other amounts receivable arising from the operation of the Purchased Business and existing as of the close of business on the day immediately preceding Closing Date (hereinafter collectively referred to as the "RECEIVABLES" and each individually as a "RECEIVABLE");

     1.8 All accounts, notes and other amounts payable and all accrued liabilities arising from the operation of the Purchased Business and existing as of the close of business on September 27, 1997, (hereinafter collectively referred to as the "PAYABLES" and each individually as a "PAYABLE".)

     1.9  All rights of Seller to the use of the name "Southern Foods".

Except as hereinafter specifically provided, the Purchased Assets will be transferred by Seller to Buyer in accordance with this Agreement free and clear of all liens, charges or encumbrances, and with respect to the Real Property, subject to: (i) obligations for taxes for the current year not yet due and payable, (ii) liens, charges, and encumbrances reflected in the real estate title insurance commitments delivered by Seller to Buyer pursuant to Section 8.1 hereof, and (iii) easements, conditions, covenants, reservations and restrictions of record (hereinafter collectively referred to as the "PERMITTED EXCEPTIONS").

        2.   Excluded Assets.
             ---------------
     The Purchased Assets exclude, among other assets of Seller, the following:

     2.1  Cash and bank accounts (other than Customer Prepayments);

     2.2 Tax refunds and insurance premium refunds arising from policy cancellations;

     2.3 General ledgers, tax returns, minute books and similar records of Seller;

     2.4 All trademarks, trade names, patents, service marks, copyright and other intangibles, except the name "Southern Foods"; and,

     2.5 The real property of Seller located in or near the Southern Foods facility at 1400 West 13th Street, Riviera Beach, Florida, 33419, together with all buildings, structures, installations, fixtures and other improvements situated thereon excepting those non-fixed assets referred to in 1.2, above (hereinafter collectively referred to as the "EXCLUDED FACILITY");

(2.1 through 2.5 hereinafter collectively referred to as the "EXCLUDED ASSETS").

        3.   Purchase Price.
             --------------
        3.1  Generally.
             ---------
     The total purchase price to be paid to Seller for the Purchased Assets (hereinafter referred to as the "PURCHASE PRICE") shall be the sum total of the following:

        3.1.1 The amount of Two Million Four Hundred Twenty-Seven Thousand Dollars ($ 2,427,000.00) for the Purchased Facility and the Equipment (the "PROPERTY AND EQUIPMENT PRICE"); PLUS,

        3.1.2 An amount equal to the net book value of the Inventory as of September 27, 1997, determined in accordance with SCHEDULE 3.1.2 hereto (the "INVENTORY PRICE"); PLUS,

        3.1.3 An amount equal to the net book value of the Receivables as of September 27, 1997, together with accrued interest thereon, if any, to be determined in accordance with SCHEDULE 3.1.3 hereto (the "RECEIVABLES PRICE");

                 3.1.4 LESS an amount equal to the net book value of the
               Payables as of September 27, 1997, and accrued liabilities, to be determined in accordance with SCHEDULE 3.1.4 hereto (the "PAYABLES PRICE");

        3.1.5 LESS the sum of One Million One Hundred Thousand Dollars ($1,100,000.00).

                 3.1.6 Less the sum of Twelve Thousand Dollars ($12,000.00),
               which represents estimated funds necessary for the informational system to become operational.
        3.2  Payment.
             -------
     At the Closing, Buyer shall pay Seller an amount equal to the Purchase Price, plus or minus prorations, adjustments and closing costs as set forth herein by wire transfer of immediately available funds.

       3.3   Allocation.
             ----------
     The parties agree that $800,000 of the total Purchase Price shall be allocated to the land and building.

        4.   Assumption of Liabilities.
             -------------------------
     Subject to the conditions of this Agreement, Buyer shall assume the following liabilities and obligations of Seller as set forth on Seller's balance sheet as of the Closing Date as set forth on SCHEDULE 4, which shall be agreed to and finalized at anytime prior to closing:

     4.1 Liabilities and obligations arising before and after the Closing Date under Open Purchase Orders;

     4.2 Liabilities and obligations arising before and after the Closing Date under Open Customer Orders;

     4.3 Liabilities and obligations arising from and after the Closing Date under the Contracts and Leases.

     4.4 Liabilities and obligations arising before and after the Closing Date under the Payables.

        5.   Labor and Employment Matters.
             ----------------------------

        5.1  Generally.
             ---------
     Without limiting the generality of Section 4 hereof, Buyer shall not assume any employment obligation, wage or salary payment obligation, accrued or earned vacation obligation, or employee benefit obligation of Seller or any workers compensation claim arising from injuries sustained by or incidents involving employees of Seller occurring prior to the Closing Date.

        5.2  Employment Offers.
             -----------------
     Buyer hereby represents and warrants that it will, prior to the Closing Date, offer employment to all persons currently employed by Seller at the Opa Locka location and to five individuals currently employed at the Riviera Beach location, such employment upon such terms and conditions as Buyer in its sole discretion may choose to offer to be effective immediately as of the

Closing Date. Buyer further acknowledges that Seller is relying on such representation and warranty for purposes of assessing its obligation to give notice of the transactions contemplated hereby to its employees or to take any other action that may be required under applicable federal, state and local laws. To facilitate the making of such employment offers, Seller shall afford Buyer a reasonable opportunity to interview its employees for prospective employment by Buyer. Buyer may in its discretion offer employment to any person, on terms and conditions established by Buyer. Notwithstanding anything to the contrary contained in this Agreement, no employee of Seller, whether or not hired by Buyer from and after the Closing Date, shall be construed as a third party beneficiary under this Agreement. Nothing contained herein shall constitute a guarantee of employment or continued employment to seller's employees.

        5.3  Employment Transition Provisions.
             --------------------------------
     Effective as of the close of business on the day immediately preceding the Closing Date and upon occurrence of the Closing, Seller shall terminate the employment of each person employed by Seller at the Purchased Facilities unless transferred to another location by agreement between such employee and Seller. As soon as practicable after the Closing, Seller shall pay each such person all accrued wages, salary, accrued and earned vacation and other employee compensation payments for all periods prior to the Closing Date. In addition, Seller shall pay or provide for all other employee benefits maintained by Seller for all periods prior to the Closing Date, all in accordance with applicable law.

     6.   Riviera Beach Closing.
          ----------------------
     The Seller shall use its best efforts to coordinate the closing of the Excluded Facility with the Buyer to coincide with the Closing Date. The sale of the Equipment and Inventory to Buyer from the Excluded Facility pursuant to Sections 1.2 and 1.3 hereof shall be F.O.B. the Riviera Beach Facility as of the Closing Date. Buyer may elect, but shall not be obligated, to determine which Equipment and Inventory from the Riviera Beach Facility it shall retain, provided that Buyer shall (a) be responsible for all costs and expenses of removing such Equipment and Inventory from its current location at such Excluded Facilities and transporting such to Buyer's desired destination, and (b) repair any damage caused by such removal. Buyer shall be entitled to remove such Equipment and Inventory within thirty (30) days of the Closing Date provided that Buyer has given Seller at least two (2) business days prior written notice of its intent to remove such Equipment and Inventory.

        7.   Closing Prorations.
             ------------------

     On the Closing Date, utility charges, rents under assumed leases, payments under assumed agreements, real property taxes payable on the Real Property, heavy vehicle use taxes and other similar obligations to third parties shall be prorated between Seller and Buyer on the basis of the actual number of calendar days elapsed before and from and after the Closing Date. Without limiting the generality of the foregoing, Seller shall pay that portion of the real estate taxes for calendar year 1997 attributable to the actual number of calendar days elapsed before the Closing Date, and Buyer shall pay the balance of such taxes from and including the Closing Date and all real estate taxes payable in subsequent years.

        8.   Title Examination.
             -----------------
        8.1  Delivery of Commitments, Etc.
             -----------------------------
     As soon as reasonably practicable after the execution of this Agreement, Seller shall, cause to be prepared and delivered to Buyer commitments for American Land Title Association ("ALTA") Owner's Policy Form B-1970, (the "TITLE COMMITMENTS") or equivalent title insurance policies covering the Real Property, such commitments to be issued by a title insurance company (the "TITLE COMPANY") selected by Seller and reasonably satisfactory to Buyer and to be in a form reasonably acceptable to Buyer. Seller and Buyer shall each pay one-half (1/2) of the examination and premium for the policies (of title insurance issued pursuant to the title insurance commitments, the amount of the coverage to be based upon that portion of the Purchase Price allocable to the Purchased Facilities). Buyer shall be solely responsible for the cost of extended coverage and any endorsements to the title policy required by Buyer.

        8.2  Title Objections.
             ----------------
     In the event that the Title Commitment contains exceptions other than the Permitted Exceptions (the "UNPERMITTED EXCEPTIONS"), within ten (10) days after receipt of the Title Commitment, Buyer shall give Seller written notice of any Unpermitted Exceptions to which Buyer objects. Seller shall be given a period of fifteen (15) days (the "CURE PERIOD") following such notice to cause the Unpermitted Exceptions to be waived or removed from the Title Commitment, or to obtain a commitment from the Title Company or any other title insurance company licensed to do business in the State of Florida (the "SUBSTITUTE TITLE COMPANY") to insure the Buyer against loss or damage resulting from the Unpermitted Exceptions. In the event that, within the Cure Period, the Seller is unable or unwilling to cause the Unpermitted Exceptions to be removed from the Title Commitment, or to obtain a commitment from the Title Company or the Substitute Title Company to insure the Buyer against loss or damage resulting from the Unpermitted Exceptions, Buyer may, in its sole discretion, elect to terminate this Agreement within ten (10) days following the expiration of the Cure Period and Buyer shall receive the return of the Earnest Money Deposit. In the event that the Buyer does not so notify the Seller of its election to terminate this Agreement, the Buyer shall purchase the Purchased Assets subject to such Unpermitted Exceptions without diminution or reduction of, or setoff against, the Purchase Price.

        8.3  Cooperation.
             -----------
     Seller shall cooperate, without additional cost to Seller, with Buyer both before and after the Closing in connection with the efforts of Buyer, if any, to cure any objections to title raised by Buyer which are not cured before the Closing Date, if Buyer elects to close notwithstanding such objections.

        9.   Closing, Costs and Deliveries.
             -----------------------------

     9.1  Closing.
          -------

     The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Seller's local counsel on or about October 1, 1997, or such other date (but no later than November 1, 1997) or alternate location as Buyer and Seller may mutually agree (the "CLOSING DATE").

     9.2      Buyer's Payments.
              ----------------
     Buyer shall pay:

        9.2.1 Recording fees for the documents to be given by Seller pursuant to this Agreement;

        9.2.2 Vehicle transfer fees for motor vehicles and rolling stock to be transferred pursuant to this Agreement;

        9.2.3 One-half of the expense of the title examinations and title policy premium plus the cost of any additional insurance or endorsements;

        9.2.4  One-half of the fee for the Closing Escrow, if any; and

        9.2.5  The fees and expenses of its own counsel.

        9.3  Seller's Payments.
             -----------------
     Seller shall pay:

        9.3.1 Any real estate transfer or stamp taxes imposed by the State of Florida or Dade County upon the transactions contemplated by this Agreement;

        9.3.2 One-half of the expense of the title examinations and title policy premiums under Section 8;

        9.3.3 Recording fees for documents necessary to remove Unpermitted Exceptions, if any;

        9.3.4  One-half of the fee for the Closing Escrow, if any; and

        9.3.5 The fees and expenses of a Phase I environmental audit and any remediation connected therewith; and

        9.3.6  The fees and expenses of its own counsel.

        9.4  Buyer's Deliveries.
             ------------------
     At the Closing, Buyer shall deliver to Seller:

        9.4.1 A copy of the resolutions of the Board of Directors of Buyer authorizing and approving the execution and delivery of the documents to consummate the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Buyer as of the Closing Date;

        9.4.2  The cash payment specified in Section 3.2 hereof; and

        9.4.3  Such other instruments as may be required by the Title Company.

        9.5  Seller's Deliveries.
             -------------------
  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

        9.5.1 A copy of the resolutions of the Board of Directors of Seller authorizing and approving the execution and delivery of the documents to consummate the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller as of the Closing Date;

        9.5.2 One or more special warranty deeds conveying the Purchased Facilities to Buyer, substantially in the form of SCHEDULE 9.5.2 hereto;

        9.5.3  A Bill of Sale with respect to the Equipment and Inventory;

        9.5.4 An Assignment Agreement or Agreements with respect to the items set forth in Sections 1.4 through 1.9 together with the originals of all documents identified therein;

        9.5.5  Such other instruments as may be required by the Title Company;
        and

        9.5.6  Possession of the Purchased Assets.

        10.  Representations and Warranties of Seller.
             ----------------------------------------

  Seller hereby represents and warrants to Buyer as follows:
        10.1  Corporate.
              ---------

        10.1.1  Good Standing. Seller is a corporation duly incorporated,
                --------------
        validly existing and in good standing under the laws of the State of Delaware.

        10.1.2  Corporate Power.
                ---------------
        Seller has the corporate power to own its properties and conduct the Purchased Business and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        10.1.3  Authorization
                -------------
        The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Seller and this Agreement constitutes a valid and binding legal obligation, enforceable against Seller in accordance with its terms.

     10.1.4  Qualification.
             -------------
     Seller is qualified to do business and is in good standing as a foreign corporation under the laws of each state where the nature of the Purchased Business or the Purchased Assets requires qualification and where failure to qualify would have a material adverse effect on its business or financial condition.

     10.1.5  No Violations of Articles, By-laws or Agreements.
             ------------------------------------------------
     There are no prohibitions in the Articles of Incorporation or By-laws of Seller or in any indenture, contract or agreement to which Seller is a party or by which Seller is bound, which prohibit the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

     10.1.6  Material Litigation.
             --------------------
     Seller warrants and represents that there is no material litigation or government action, threatened or pending which would affect the conduct or continued operation of the Purchased Business, or the Purchased Assets or any of the representatives on the Seller's Balance Sheet.

     10.2  Receivables.
           -----------
  All Receivables have arisen and will arise in the ordinary course of the Purchased Business, and all Receivables constitute or will constitute valid and binding obligations of the account debtors or other obligors enforceable in accordance with their terms. The receivables balance on Seller's books are stated in accordance with General Accepted Accounting Principles and have adequate reserve or provision for potential bad debt.

     10.3  Inventory.
           ---------
  All Inventory reflected in the determination of the Purchase Price will be of a saleable quality usable in the ordinary course of the Purchased Business and are not "adulterated" or "misbranded" as those terms are defined in the Food, Drug and Cosmetic Act.

     10.4  Title to Property.
           -----------------
     10.4.1  Real Property.
             -------------
     Schedule 1.1 hereto correctly identifies the Real Property included in the Purchased Assets. On the Closing Date Seller will have good title to the Real Property, free and clear of all mortgages, liens, pledges, charges, easements and encumbrances other than Permitted Exceptions.

     10.4.2  Equipment.
             ---------
     On the Closing Date, Seller will have good title to all Equipment included in the Purchased Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances. Pursuant to Section 3.1.6, Seller is issuing Buyer a $12,000.00 credit for potential additional charges to its informational system.

     10.4.3  Environmental.
             --------------
             Seller warrants and represents that, with respect to the Opa Locka facility, (a) there is no known or suspected environmental hazards of any kind or character, (b) that it has or will perform a Phase I environmental audit prior to closing, and (c) that it has provided the results of those tests to Buyer prior to closing.

     10.5  Employee Plans.
           --------------
     There is no collective bargaining agreement, similar agreement, or union representative covering the Purchased Business.

     10.6  Future Product Sales.
           --------------------
     Seller agrees to continue to sell Dutch Quality and Wayne Farms branded product to the Purchased Facility pursuant to the terms and conditions offered to other customers, with the same marketing programs (provided such programs are not discontinued as to all customers) and pricing terms currently offered to Southern Foods.

     10.7  Survival of Representations and Warranties.
           ------------------------------------------
     Each of the representations and warranties made and given by Seller in this Agreement shall survive for a period of six (6) months following the Closing Date except 10.4.3 and 10.6, which shall survive for 36 months,

     11.  Representations and Warranties of Buyer.
          ---------------------------------------
Buyer hereby represents and warrants to Seller as follows:

     11.1  Corporate.
           ---------

     11.1.1  Good Standing.  Buyer is a corporation duly organized, validity
             -------------
     existing and in good standing under the laws of the State of California.

     11.1.2  Corporate Power.
             ---------------
     Buyer has the corporate power to own its properties and conduct the Purchased Business and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     11.1.3  Authorization
             -------------
     The execution and delivery of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes a valid and binding legal obligation, enforceable against Buyer in accordance with its terms.

     11.1.4  Qualification.
             -------------
     Buyer is qualified to do business and is in good standing as a foreign corporation under the laws of each state where the nature of the Purchased Business or the Purchased Assets requires qualification and where failure to qualify would have a material adverse effect on its business or financial condition.

     11.1.5  No Violations of Articles, Operating Agreement or Agreements.
             ------------------------------------------------------------
     There are no prohibitions in the Articles of Organization or Operating Agreement of Buyer or in any indenture, contract or agreement to which Buyer is a party or by which Buyer is bound, which prohibit the execution and delivery by Seller of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

     11.2  Pending Litigation.
           ------------------
     There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened against Buyer in any court or before any federal, state, municipal or other governmental agency which, if decided adversely to Buyer, would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement.

     11.3   As Is.
            -----
     Buyer acknowledges and agrees that it has had or will have had prior to the Closing, adequate opportunity to investigate and inspect the conditions of the Purchased Assets and, except for the representations, warranties, covenants and indemnities made by Seller in this Agreement, Buyer is purchasing the Purchased Assets in their "AS IS, WHERE IS CONDITION WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS." EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER OR ANY OF ITS AFFILIATES CONCERNING THE PURCHASED ASSETS, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Buyer further acknowledges and agrees that it has had an opportunity to review and to discuss with various agents and/or representatives of Seller the environmental condition of the Purchased Assets. Buyer has investigated and has knowledge of operative or proposed governmental laws and regulations including, without limitation, environmental laws and regulations to which the Purchased Assets are or may be subject and Buyer is purchasing the Purchased Assets upon the basis of its review and determination of the applicability and effect of such laws and regulations and the representations, warranties, covenants and indemnities made by the Seller in this Agreement.

     11.4  Survival of Representations and Warranties.
           ------------------------------------------
  Each of the representations and warranties made and given by Buyer in this Agreement shall survive for a period of six months following the Closing Date.

     12.  Conditions to Obligation of Buyer to Close.
          ------------------------------------------
     The obligation of Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, any one or more of which may be waived by
Buyer:

     12.1  Representations and Warranties.
           ------------------------------
     The representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date.

     12.2  Observance and Performance.
           --------------------------
     Seller shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by it on or prior to the Closing Date.

     12.3  Closing Documents.
           -----------------
     Buyer shall have received such special warranty deeds, in recordable form, bills of sale, assignments, releases and other documents of transfer, including without limitation assignments of certificates of title to all motor vehicles constituting Purchased Assets in form suitable for transfer in the State of Florida, required to transfer to Buyer the interests of Seller in the Purchased Assets and to satisfy the other requirements of this Agreement consistent with the terms of this Agreement.

     12.4  Survey.
           ------
     Buyer shall at its option and expense, obtain a survey of the Real Property included in the Purchased Facilities.

     12.5  Due Diligence.
           -------------
     Buyer shall have completed due diligence relative to the Purchased Assets and the results of such due diligence shall not disclose risks of ownership of the Purchased Assets materially greater than contemplated by Buyer at the date hereof. Unless Buyer gives written notice to Seller on or before the closing date to the contrary, Buyer shall accept the condition of the Purchased Assets and this Section 12.5 shall be waived by Buyer. In the event Buyer gives written notice of termination within the time specified and in accordance with the criteria of this Section 12.5, this Agreement shall be null and void.

     13.  Conditions to Obligation of Seller to Close.
          -------------------------------------------
     The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions, any one or more of which may be waived by Seller:

     13.1  Representations and Warranties.
           ------------------------------
     The representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date.

     13.2  Observance and Performance.
           --------------------------
     Buyer shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to the Closing Date.

     13.3   Board Approval.
            --------------
     Seller shall have obtained the due authorization and approval of its Board of Directors for sale of the Purchased Assets and the transactions contemplated by this Agreement.

     14.  Operation of Business Prior to Closing.
          --------------------------------------
     Seller agrees that, except with the prior written consent of Buyer, from the date of this Agreement to the Closing or any Escrow Closing:

        14.1  Maintenance of Business.
              -----------------------
     Seller will use reasonable efforts to (i) preserve intact the business organization of the Purchased Business, (ii) keep available the services of key employees on terms no less favorable to the Seller than those on which such employees are presently employed, and (iii) preserve for Buyer the good will of suppliers, customers and others having business relationships with the Purchased Business. Seller will maintain its books and records during such period in a manner consistent with past practice.

     14.2  Employees.
           ---------
     Seller will not hire any new employees for the Purchased Business other than in the ordinary course of the business, or effect any increase in compensation or employee benefits for its employees engaged in operating the Purchased Business other than the right, but not the obligation, of Seller to issue stay bonuses at its discretion.

     14.3  No Disposition of Assets.
           ------------------------
     Seller will not sell, transfer, dispose of or abandon any portion of the Purchased Assets, except for the sale of assets in the ordinary course of business and consistent with past practice and of assets not material in value or to the operation of the Purchased Business.

     14.4  No Additional Liens.
           -------------------
     Seller will not permit any of the Purchased Assets to become subject to any mortgage, charge or encumbrance, other than Permitted Exceptions.

     14.5  No Modification of Agreements.
           -----------------------------
  Seller will not modify or amend any material contract, lease, commitment or agreement to be assigned to or assumed by Buyer hereunder, or waive or assign to any third party any of its rights under any such contract, lease, commitment or agreement.

     14.6  Certain Agreements.
           ------------------
  Seller will not enter into any contract or agreement which relates to the Purchased Business, which will not be fully performed on or before the Closing Date other than contracts and agreements in the ordinary course of business required to be assumed by Buyer pursuant to Section 4 hereof. In addition, Seller will not enter into any contract or agreement which relates to the Purchased Business and which contains terms or provisions inconsistent with past business practices of Seller or the continued operation of the Purchased Business as a going concern.

     14.7  Maintenance of Insurance.
           ------------------------
  Seller will continue to carry all existing policies of insurance relating to the Purchased Assets, or will effect renewals or replacements thereof in substantially the same form and amount, and providing substantially the same coverage, as such existing policies.

     14.8  Ordinary Course Operations.
           --------------------------
  Without limiting the generality of the foregoing, Seller will in all other respects operate the Purchased Business in the ordinary course of business.

     15.  Bulk Sales Law.
          --------------
     Buyer hereby waives compliance by Seller with the requirements of any applicable laws relating to bulk sales and transfers and Seller hereby agrees to indemnify Buyer and hold Buyer harmless from any and all claims, liabilities or costs arising with respect thereto, including reasonable attorneys' fees.

     16.  Taxes and Fees.
          --------------
     Buyer shall pay all recording fees, vehicle title transfer fees and any sales taxes with respect to the sale of the Purchased Assets. Seller shall pay all deed taxes and real estate transfer fees, if any.

     17.  Indemnification.
          ---------------
          17.1  Indemnification by Seller.
                -------------------------
     Seller shall indemnify the Buyer and its respective members, directors, officers, employees and agents from and against any loss, liability, claim, damage or expense (including court and arbitration fees and costs, and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals) (a "LOSS") suffered or incurred by any such indemnified party in connection with or arising from (i) any breach of any representation or warranty of Seller contained in this Agreement, (ii) any breach of any covenant or obligation of Seller contained in this Agreement, (iii) the use, ownership, possession or operation of any of the Purchased Assets by Seller prior to the Closing Date provided however that (A) Seller shall not have any liability under
             -------- -------
clause (i) above until the aggregate of all Losses for which the Seller would be liable but for this sentence, exceeds on a cumulative basis a dollar amount equal to $50,000 (the "BASKET"), and in such case the liability of Seller under this section shall only be for the amounts of any Loss under this Agreement which exceed the Basket, (B) in no event shall Seller be liable for any Loss (including without limitation any and all liabilities of Seller for costs, expenses and attorneys' fees paid or incurred in connection with the curing of any and all misrepresentations or breaches of warranties or covenants under this Agreement) to the extent the aggregate of all indemnification payments by or on behalf of Seller with respect to such Losses shall have exceeded the Purchase Price.

     17.2   Indemnification by Buyer.
            ------------------------
  Buyer shall indemnify Seller and its respective shareholders, directors, officers, employees and agents from and against any Loss suffered or incurred by any such party in connection with or arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement, (ii) any breach of any covenant or obligation of Buyer contained in this Agreement, (iii) any liability assumed under Section 4, or (iv) the use, ownership, possession or operation of any of the Purchased Assets by Buyer from and after the Closing Date; provided however that (a) Buyer shall not have any liability under clause
      -------- -------
(i) above until the aggregate of all Losses for which Buyer would be liable but for this sentence, exceeds on a cumulative basis $50,000 (the "BASKET"), and in such case the liability of Buyer shall only be for the amounts of Loss under this Agreement which exceed the Basket, and (b) in no event shall Buyer be liable for any Loss (including without limitation any and all liabilities of Buyer for costs, expenses and attorney's fees paid or incurred in connection with the curing of any and all misrepresentations or breaches of warranties or covenants under this Agreement) to the extent the aggregate of all indemnification payments by or on behalf of Buyer with respect to such Losses shall have exceeded the Purchase Price.

     17.3  Termination of Indemnification.
           ------------------------------
  The obligations to indemnify and hold harmless an Indemnified Party (as hereinafter defined) shall terminate when the applicable representation or warranty terminates, provided, however, that such obligations to indemnify and
                     --------  -------
hold harmless shall not terminate with respect to any item as to which the Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

     17.4   Procedure Relating to Indemnification Under Section 17.1 or 17.2.
            ----------------------------------------------------------------
  A party seeking indemnification pursuant to Sections 17.1 and 17.2 (an "INDEMNIFIED PARTY") shall give prompt notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "THIRD PARTY CLAIM") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right, exercisable by written notice (the "NOTICE") to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise, or discharge or effect the settlement or compromise or discharge of such Third Party Claim without obtaining the Indemnifying Party's consent. Neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other, effect the settlement or compromise of, or consent to the entry of any judgement with respect to, any pending or threatened action or claim in respect of which indemnification or contribution could be sought hereunder (whether or not the other party is an actual or potential party to such action or claim) unless such settlement, compromise or judgement (a)(i) in the case of an action or claim against both the Indemnifying and the Indemnified Party, includes an unconditional release of all parties from all liability arising out of such action or claim; (ii) in the case of an action or claim against the Indemnified Party but not the Indemnifying Party, includes an unconditional release of the Indemnifying Party from all liability arising of the action or the claim; or
(iii) in the case of an action or claim against the Indemnifying Party but not the Indemnified Party, includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim; and (B) does not
                                                              ---
include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of (i) the Indemnifying Party or the Indemnified Party (in the case of an action or claim against both of them); (ii) the Indemnifying Party (in the case of an action or claim against the Indemnified Party but not the Indemnifying Party); or (iii) the Indemnified Party (in the case of an action or claim against the Indemnifying Party but not the Indemnified Party).

     (a) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

     (b) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon five (5) days prior written notice to the Indemnified Party, to consent to the entry of judgement with respect to, or otherwise settle such Third Party Claim provided the Indemnifying Party agrees that as between the Indemnifying Party and the

          Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such judgement or settlement, unless (i) the Third Party Claim involves equitable or other non-monetary damages or
          (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

          (c) Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                            17.5   Exclusive Remedy
                                   ----------------
     The indemnification provided in this Section 17 shall be the sole and exclusive remedy after the Closing Date for monetary damages available to Buyer and Seller for breach of any of the terms, conditions, representations, warranties, covenants, agreements and other provisions of this Agreement. As between Seller and the Buyer, the rights and obligations set forth in the Agreement will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for therein or contemplated hereby.

     18.4  Consequential and Punitive Damages.
           ----------------------------------
  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY CONTAINED HEREIN, NEITHER
PARTY SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY HERETO OR ANY OF ITS AFFILIATES FOR PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR FOR LOST PROFITS THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OF THE PERFORMANCE OR BREACH HEREOF.

     19.  Public Announcement.
          -------------------
  Any and all public announcements of any kind or nature whatsoever concerning the transactions contemplated hereby whether made before, on or after the Closing Date shall require the prior approval of Seller and Buyer.

     20.  Pre-Closing Inspection Rights.
          -----------------------------

     Seller will permit employees and agents of Buyer during normal business hours and on reasonable notice to Seller to inspect the Purchased Assets. All information obtained by Buyer pursuant to this Section shall be maintained as confidential and shall not be disclosed to any third party without the consent of Seller except in response to legal process or to the extent required to comply with applicable law.

        21.  Assignment.
             ----------
     This Agreement may not be assigned by either party hereto without the prior
written consent of the other party.   The terms and provisions of this Agreement
shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and no person, firm or corporation other than the parties, their successors and permitted assigns, shall acquire or have any rights under or by virtue of this Agreement.

        22.  Further Assurances.
             ------------------
  From time to time after the Closing, at the request of Buyer and at no additional cost to Seller, Seller will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably require to transfer the Purchased Assets to, and vest title of the Purchased Assets, in Buyer.

     23.  Expenses; Brokers and Finders.
          -----------------------------
     Each party agrees to bear its own costs and expenses in connection with the transactions contemplated by this Agreement, including attorneys' fees and accountants' fees. Each party represents and warrants to the other that it has not retained any broker, finder or other intermediary in connection with the
transactions contemplated by this Agreement.   Seller agrees to indemnify the
Buyer against any and all liability of Buyer resulting from claims for brokerage commissions relating to the transaction contemplated by this Agreement and which are made by any party other than the Broker who has not dealt with the Buyer and alleges to have been employed by the Seller. Buyer agrees to indemnify the Seller against any and all liability of the Seller resulting from claims for brokerage commissions relating to the transaction contemplated by this Agreement and which are made by any party other than the Broker who has not dealt with the Seller and alleges to have been employed by the Buyer. The indemnification set forth herein shall extend to all losses, costs, damages, attorneys' fees, court costs, and expenses which the indemnified party may incur, and which relate to the matters indemnified hereby and shall survive the Closing.

     24.  Entire Agreement.
          ----------------
  This Agreement, including the schedules and exhibits attached to this Agreement, constitutes the entire agreement and understanding between Seller and Buyer with respect to the sale and purchase of the Purchased Assets and the other transactions contemplated by this Agreement, and all prior representations, understandings and agreements between the parties with respect to the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

     25.  Choice of Law.
          -------------
  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, including for the purpose of choice of law, as though all acts and omissions related to this Agreement occurred in the State of Florida.

     26.  Arbitration.
          -----------
  Any dispute or claim arising out of this Agreement, or breach thereof, shall be decided by binding arbitration in the State of Florida, under the current Commercial Arbitration Rules of the American Arbitration Association, and, such remedy shall be exclusive. This Agreement to arbitrate shall be specifically enforceable. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All costs and expenses of the arbitration shall be borne and paid for by the non-prevailing party.

     27.  Severability.
          ------------
  The provisions of this Agreement shall, where possible, be interpreted in a manner necessary to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The unenforceability of any provision of this Agreement in a specific situation shall not affect the enforceability of that provision in other situations or of other provisions of this Agreement.

     28.  Counterparts.
          ------------
  This Agreement may be executed in counterparts, each of which shall be considered an original.

     29.  Notices
          -------
  All notices given pursuant to this Agreement shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):

If to Seller:  Continental Grain Company
               340 Jesse Jewel Parkway, Suite 200
               Gainesville, GA  30501
               Attn:  Robert Johnson
with a copy to:
                Continental Grain Company
                340 Jesse Jewel Parkway, Suite 200
                Gainesville, GA  30501
                Attn: Legal Department

If to Buyer:    Martin Lynch
                c/o Smart & Final
                4700 South Boyle Avenue
                Los Angeles, CA  90058

with a copy to:
                Legal Department
                c/o Smart & Final
                4700 South Boyle Avenue
                Los Angeles, CA  90058

                30.  Escrow Closing.
                     --------------
     At the election of the Seller or the Buyer, upon notice to the other party, the transactions, contemplated by this Agreement shall be closed through an escrow with Title Company (which may be referred to herein alternatively as "ESCROWEE" or "TITLE COMPANY") in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by the Title Company with such special provisions inserted into each escrow agreement as may be required to conform with this Agreement ("CLOSING ESCROW"). Upon the creation of the Closing Escrow, the Purchase Price, and delivery of the deed and other documents required to be delivered at the Closing shall be made through the Closing Escrow. Each party authorizes its respective attorneys to execute the Closing Escrow and any amendments thereto on its respective behalf. In the event of any inconsistencies between the terms and provisions of the Closing Escrow and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control. The cost of the Closing Escrow shall be divided equally between Seller and Buyer.

                31.  Risk of Loss.
                     ------------
     In the event that the Purchased Facilities are damaged by fire or other casualty prior to the Closing, the Seller shall, within five (5) days thereafter, notify the Buyer of such damage.

                31.1  Damage Is Not Material.
                      ----------------------
     If such damage is not material, the Seller shall cause the Purchased Facilities to be rebuilt or restored to the same condition as existed as of the date of this Agreement, ordinary wear and tear excepted. In the event that such damage cannot be repaired prior to the Closing, the Closing shall be extended for a period not to exceed sixty (60) days, during which time the Seller shall undertake, in good faith, to cause the Purchased Facilities to be so rebuilt or restored. If the Seller fails to rebuild or restore such damage to the Purchased Facilities within such sixty (60) day period, the Buyer shall have the option:

                31.1.1 Of taking the Purchased Facilities in their damaged condition, together with an assignment of any unexpended insurance proceeds or insurance claims which relate to such damage, if any, and be afforded a credit against the Purchase Price for the amount equal to the cost to repair such damage, less the amount of any insurance proceeds paid or payable under any insurance policies applicable thereto; or

                31.1.2 Of terminating this Agreement on written notice to Seller.

                31.2  Damage Is Material.
                      ------------------
     If the Purchased Facilities are materially damaged by fire or other casualty prior to the Closing, the Buyer shall have the right, exercisable by giving notice of such election to the Seller within thirty (30) days after the receipt of notice of such damage from the Seller, to terminate this Agreement. In the event that the Buyer does not elect to so terminate this Agreement, the Buyer shall accept the conveyance of the Purchased Facilities in their damaged condition together with an assignment of any unexpended insurance proceeds or claims against any insurance carrier relating to such damage, if any.

                31.3  "Material Damage."
                       ---------------
     For purposes of this Section, the term "material damage" shall mean damage to the property, of which the cost to repair exceeds ten percent (10%) of the Purchase Price.

                31.4  "Cost to Repair."
                       --------------
     As used in this Section, the term "cost to repair" shall mean the amount of funds necessary to repair or restore the Purchased Facilities to the condition which existed as of the date of this Agreement, ordinary wear and tear excepted. The cost to repair shall include the extra cost of repairing or restoring the Purchased Facilities to their original condition which is incurred as a result of the use of building materials, equipment, appliances, fixtures or personal property other than those commonly used today in connection with the construction, furnishing, and outfitting of buildings and improvements such as those making up the Purchased Facilities, and such extra cost as may be incurred as a result of causing the repair or restoration of the Purchased Facilities to be in compliance with all applicable laws and regulations.

          31.4.1 In the event that the parties cannot agree upon the cost to repair, the parties agree that, at a cost to be divided equally between the Buyer and the Seller, an independent engineering firm shall be retained, and shall be directed to provide an estimate of the cost to repair, which estimate shall be binding upon the Buyer and the Seller hereunder.

     32.  Default.
          -------
     In the event of default by the Seller in the performance of this Agreement, Buyer shall have the right to seek specific performance or damages or any other remedy provided by law. In the event of a default by Buyer in the performance of this Agreement, Seller shall have the right to seek specific performance hereof or damages or any other remedy provided by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers on the date and year first above written.

                                       CONTINENTAL GRAIN COMPANY


                                       By:    /s/ Elton H. Maddox
                                             -------------------
                                       Title: Senior Vice President
                                              ---------------------
                                       Date:  September 25, 1997
                                              ------------------


                                       AMERICAN FOOD SERVICE DISTRIBUTORS


                                       By:  /s/ Martin A. Lynch
                                            -------------------
                                       Title: Executive Vice President
                                              ------------------------
---------------------------------------Date:  September 24, 1997
                                              ------------------